                        EXECUTIVE EMPLOYMENT AGREEMENT
                        ------------------------------

          THIS EXECUTIVE EMPLOYMENT AGREEMENT ("Agreement") dated as of January 31, 2001 (the "Effective Date"), is made by and between Beasley Mezzanine Holdings, LLC, a Delaware limited liability company (together with any successor thereto, the "Company") and Allen Shaw (the "Executive").

          WHEREAS, the Company desires to assure itself of the services of the Executive, and the Executive desires to commit himself to serve the Company, on the terms herein provided;

          NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below the parties hereto agree as follows:

       1. Certain Definitions.
          --------------------

          (a)  "Annual Base Salary" shall have the meaning set forth in Section
4.

          (b)  "Board" shall mean the Board of Directors of the Company.

          (c) "Cause" for the Company to terminate the Executive's employment hereunder shall exist upon the Executive's:

               (i) substantial failure to perform his material duties hereunder, other than any such failure resulting from the Executive's Disability, after written notice from the Company describing in reasonable detail the failure to perform and thirty-days opportunity for cure;

               (ii) violation of a federal, state or local law or regulation or the rules of the Federal Communications Commission that materially, negatively affects the interest, property, operations, business or reputation of the Company;

               (iii) conviction or no contest plea to a felony or a crime involving moral turpitude, or Executive's guilty plea to a lesser included offense or crime in exchange for withdrawal of a felony indictment or felony charge by information, whether the charge arises under the laws of the United States or any other state within the United States; or

               (iv) theft or embezzlement or attempted theft or embezzlement of money or tangible or intangible assets or property of the Company or its employees or business relations or Executive's fraud or personal dishonesty involving Company assets.

          (d) "Company" shall have the meaning set forth in the preamble hereto.

          (e) "Compensation Committee" means the compensation committee of the Board.

          (f) "Date of Termination" shall mean (i) if the Executive's employment is terminated by his death, the date of his death; and (ii) if the Executive's employment is terminated pursuant to any of Sections 5(a)(ii) through 5(a)(iv), the date specified in the Notice of Termination.

          (g) "Disability" shall be defined as Executive's inability, as determined by the Company's Chief Executive Officer in his reasonable discretion with the advice of physicians or other medical professionals as deemed necessary by the Company's Chief Executive Officer, due to illness, accident, injury, physical or mental incapacity or other disability, effectively to carry out Executive's duties and obligations under this Agreement for more than twelve weeks (whether or not consecutive) during any twelve month period.

          (h) "Effective Date" shall have the meaning set forth in the preamble hereto.

          (i) "Equity Plan" shall have the meaning set forth in Section 4(c).

          (j) "Executive" shall have the meaning set forth in the preamble hereto.

          (k) "Extension Terms" shall have the meaning set forth in Section
2(b).

          (l) "Initial Term" shall have the meaning set forth in Section 2(a).

          (m) "Non-Competition Period" shall have the meaning set forth in
Section 7(a).

          (n) "Notice of Termination" shall have the meaning set forth in
Section 5(b).

          (o) "Restricted Territory" shall have the meaning set forth in Section 7(a).

          (p) "Severance Period" shall have the meaning set forth in Section 6(a)(i).

          (q) "Term of Employment" shall have the meaning set forth in Section 2(b).

       2. Employment.
          ----------

          (a) Initial Term.   The Company shall employ the Executive and the
              -------------
Executive shall enter the employ of the Company, for the period set forth in this Section 2, in the position set forth in Section 3 and upon the other terms and conditions herein provided. The initial term of employment under this Agreement (the "Initial Term") shall be for the period beginning on the Effective Date of this Agreement and ending one day prior to the third anniversary thereof, unless earlier terminated as provided in Section 5.

          (b) Extension.   The employment term hereunder shall automatically be
              ----------
extended for successive one-year periods ("Extension Terms" and, collectively with the Initial Term, the "Term of Employment") unless either party gives notice of non-extension to the other no later than 60 days prior to the expiration of the then-applicable Term of Employment.

       3. Position and Duties.
          --------------------

          (a) Generally.   The Executive shall serve as Vice Chairman of the
              ---------
Board and Co-Chief Operating Officer of the Company and shall report to the Chief Executive Officer. Subject to reasonable modification from time to time by the Board or by the Chief Executive Officer, Executive's duties in his position shall include (i) the direct supervision, control and overall responsibility for the daily operating activities of the Company's and its affiliates' radio broadcasting stations in the New Orleans, Louisiana and Las Vegas, Nevada radio markets, including without limitation supervision of station management, personnel matters, short- and long-term strategic decision making, station budgets, management of third party relationships, and disbursements;
(ii) the provision of general assistance to the President and Co-Chief Operating Officer, Bruce Beasley, relating to the other radio broadcast properties operated by the Company or its affiliates, with particular emphasis on developing higher audience levels through programming strategies; and (iii) the provision of assistance to the Chief Executive Officer in planning for long-term strategic growth through acquisitions as well as interfacing with potential investors and securities analysts to describe and discuss the Company's potential. Subject to the general supervision by, and pursuant to the orders, advice and direction of the Company, Executive will, on a full-time basis and to the full extent of his abilities, apply all of his skill and experience to the conscientious performance of his duties in such employment and will not, without the prior consent of the Board, devote substantial amounts of time to outside business activities. Notwithstanding the foregoing, Executive may devote a reasonable amount of his time to civic, community, charitable or passive investment activities. Executive shall promptly and faithfully comply with all rules and regulations of applicable government and regulatory agencies and with all reasonable instructions, directions, requests, rules and regulations of the Company in connection with the performance of his duties as a Co-Chief Operating Officer of the Company and shall perform such other duties as reasonably may be required by the Company commensurate with Executive's position, including duties for any subsidiary of the Company, any affiliated entity or other broadcast property. The Executive shall reside, and his office shall be located, in Winston-Salem, North Carolina. The duties of Executive shall include travel to Las Vegas, Nevada; New Orleans, Louisiana and other markets in which the Company does business, but the duties of Executive shall not require him to move from Winston-Salem or make it impractical for him to continue living there.

          (b) Subsidiaries.   If elected or appointed thereto, and only for the
              ------------
duration of such elected term or appointment, the Executive shall serve as a director of Beasley Broadcast Group, Inc. and/or in one or more executive offices of any of the Company or its subsidiaries, provided that the Executive is indemnified for serving in any and all such capacities on a basis consistent with that provided by the Company to other directors of the Company or similarly situated executive officers of the Company or any such subsidiaries.

       4. Compensation and Related Matters.
          ---------------------------------

          (a) Annual Base Salary.   Subject to the provisions contained
              -------------------
elsewhere in this Agreement, during the Initial Term, the Executive shall receive a gross annualized base salary (the "Annual Base Salary") in the amount of Three Hundred Twenty Two Thousand Three Hundred and Fifty Dollars ($322,350) during the period beginning on the Effective Date and ending January 31, 2002. On February 1, 2002, and on each anniversary thereof during the Term of Employment, Executive shall be entitled to an increase in Annual Base Salary for the twelve (12) months beginning on such date of Five Percent (5%) above the Annual Base Salary in effect on the day prior to such date. In its sole discretion, the Compensation Committee may review the Executive's Annual Base Salary with a view toward consideration of merit increases as the Compensation Committee deems appropriate. The Annual Base Salary shall be paid, less lawful deductions, in arrears in substantially equal installments at monthly or more frequent intervals, in accordance with the normal payroll practices of the Company. By referring to an "Annual Base Salary," Company is not modifying its termination rights under Section 5 of this Agreement.

          (b) Bonus. Executive shall be eligible to receive an annual bonus
              ------
for each fiscal year of the Company ending during the Term of Employment at the sole discretion of the Board.

          (c) Benefits. The Executive shall be eligible to participate in the
              ---------
2000 Equity Plan of Beasley Broadcasting Group, Inc. and such other equity based or incentive compensation plans or programs as may be adopted by the Company from time to time (collectively, the "Equity Plan") for its senior executives, at such level and in such amounts as may be determined by the Board in its sole discretion, subject to the terms and conditions of the Equity Plan and any applicable award agreements; provided, however, that in the event Executive violates Section 7 or Section 8 of this Agreement, all stock options or other equity based or incentive compensation awards granted under the Equity Plan or otherwise (whether or not vested) shall, immediately upon the time of the first such violation, cease to be exercisable and shall thereupon be cancelled and be of no further force and effect. At the expense of the Company, the Executive (and his eligible dependents to the extent applicable) shall be entitled to participate in the other employee benefit plans, programs and arrangements of the Company (including, without limitation, health insurance, long-term disability coverage and vacation) now (or, to the extent determined by the Board, hereafter) in effect that are applicable to the senior officers of the Company, subject to and on a basis consistent with the terms, conditions and overall administration thereof. During the Term of Employment, the Company shall also provide Executive, and keep in full force and effect, a term life insurance policy with a face amount of Three Hundred Thousand Dollars ($300,000). Executive shall have the privilege of designating the beneficiary of that life insurance policy and may change the beneficiary thereof by written notice to the Company, subject to the requirements of the issuing insurance company.

          (d) Expenses.  The Company shall reimburse the Executive for all
              ---------
reasonable travel and other business expenses reasonably and necessarily incurred by him in the performance of his duties to the Company, in accordance with the Company's documentation and other policies with respect thereto.

          (e) Office.  For Executive's office space, the Company shall sublet
              ------
from the successor-lessee to Centennial Broadcasting, LLC a portion of Suite 100 at 3825 Forrestgate Drive, Winston-Salem, NC (including furniture) for the shorter of (i) the Term of Employment or (ii) such period as the sublessor shall
be able to convey.   The Company's rent for such subleased space shall not
exceed Seven Hundred Fifty Dollars ($750) per month. The Company will also reimburse Executive for reasonable telephone, facsimile and office-supply charges reasonably and necessarily incurred in the performance of his duties to the Company, in accordance with the Company's documentation and other policies with respect thereto.

       5. Termination.
          -----------

          (a)  Circumstances.   The Executive's employment hereunder may be
               -------------
terminated by the Company under the following circumstances:

               (i)  Death. The Executive's employment hereunder shall terminate
                    -----
     upon his death.

               (ii)  Disability. If the Company determines in good faith that
                     ----------
     the Executive has incurred a Disability, the Company may give the Executive written notice of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive, provided that within the 30 days after such receipt, the Executive shall not have returned to full-time performance of his duties. The Executive shall continue to receive his Annual Base Salary until the Date of Termination.

               (iii) Termination for Cause. The Company may terminate the
                     ---------------------
     Executive's employment hereunder for Cause.

               (iv)  Termination without Cause. The Company may terminate the
                     -------------------------
     Executive's employment hereunder without Cause.

          (b)  Notice of Termination. Any termination of the Executive's
               ---------------------
employment by the Company or by the Executive under this Section 5 (other than termination pursuant to Section 5(a)(i)) shall be communicated by a written notice to the other party hereto indicating the specific termination provision in this Agreement relied upon, setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and specifying a Date of Termination which, except in the case of termination for Cause, shall be at least fourteen (14) days following the date of such notice (a "Notice of Termination"), or thirty (30) days if termination is pursuant to Section 5(a)(ii).

          (c)  Resignation. In the event of Executive's resignation during the
               -----------
Term of Employment, the Company's sole liability to Executive shall be to pay Executive his Annual Base Salary through the last day worked. The parties acknowledge and agree that if the Company (i) reduces the salary of the Executive, (ii) substantially, materially and adversely changes the Executive's job responsibilities, duties and functions, or (iii) fails to perform any of its material obligations hereunder, then the Executive's resignation, after providing written notice to the Company of any such alleged actions, and the opportunity for the Company to cure such action for a period of thirty (30) days from the delivery of Executive's written notice, shall be deemed for all purposes under this Agreement to be a constructive termination by the Company without cause.

       6. Severance Payments.
          ------------------

          (a)  Entitlement to Severance Payments. If the Company terminates
               ---------------------------------
Executive's employment without Cause (pursuant to Section 5(a)(iv)):

               (i) The Company shall pay to the Executive separation pay at a gross annualized rate equal to his Annual Base Salary then in effect, in regular installments in accordance with the Company's customary payroll practices during the period commencing on the Date of Termination and continuing for twelve (12) months thereafter (the "Severance Period"). However, the amount due Executive from the Company under this Section 6(a)(i) shall be reduced by the gross wages earned by Employee from alternative employment, and/or the net profit earned by Employee from the operation of a business, during the Severance Period.

               (ii) The Company shall, at its own expense, continue the Executive's coverage under all Company benefit plans and programs in which the Executive was participating immediately prior to the Date of Termination, to the extent permitted thereunder until the earlier of (A) the expiration of the Severance Period or (B) the date the Executive has commenced new employment and has thereby become eligible for comparable benefits. In the event that the Executive's participation in any such plan or program is not permitted, the Company shall arrange to provide the Executive with benefits substantially similar to those which the Executive would otherwise have been entitled to receive under such plans and programs.

               (iii) The Company will agree that, notwithstanding the terms or conditions of the Equity Plan or any stock option or other award agreement between the Company and the Executive, all such stock options or other awards shall become fully vested and exercisable as of the Date of Termination and shall remain exercisable until the earlier to occur of (A) the expiration of such stock option or other award pursuant to its terms or
     (B) the expiration of 90 days following the Date of Termination.

As a condition to the receipt of any of the severance compensation described in this Section, Executive must sign a comprehensive general release of all known and unknown claims against Company, its employees, shareholders, directors, officers, representatives and corporate affiliates arising from this Agreement or Executive's employment by Company.

          (b) Survival. The expiration or termination of the Term of Employment
              ---------
shall not impair the rights or obligations of any party hereto that shall have accrued hereunder prior to such expiration.

       7. Restrictive Covenants.
          ---------------------

          Executive acknowledges that he is being provided (i) access to core strategic and competitive information at a very senior level, (ii) industry prominence as a senior executive of the Company, and (iii) very substantial post-employment benefits, and that these valuable assets are conferred upon Executive in the expectation that he will refrain from competing with the

Company in accordance with the following specific terms and conditions. Executive acknowledges that these restrictions may materially restrict his ability to obtain comparable employment in numerous radio markets throughout the United States for a period of time after the termination of his employment hereunder. Nonetheless, Executive agrees that these restrictions are fair and reasonable, limited to only those restrictions necessary to protect the Company from unfair competition, separately bargained-for, and essential to the Company's willingness to enter into this Agreement. The parties acknowledge and agree that if Executive's employment terminates by reason of the expiration and non-renewal of this Agreement, whether at the conclusion of the Initial Term or any Extension Term, then the restrictive covenant obligations set forth in Sections 7(a), (b), and (c) shall not apply, unless the Company exercises its option set forth in Section 7(d).

          (a) Non-Competition. The "Non-Competition Period" (herein so called)
              ---------------
shall be for a term beginning on the date hereof and continuing until the first anniversary of the Date of Termination. During the Non-Competition Period, the Executive shall not, without the prior written consent of the Board, directly or indirectly engage in, or have any equity interest in, or manage or operate any person, firm, corporation, partnership or business (whether as director, officer, employee, agent, representative, partner, security holder, consultant or otherwise) that engages in any business that competes with any business of the Company or its affiliates within 75 miles of any transmission site on which the Company or any of its affiliates operates a radio station (the "Restricted Territory"), provided, however, that the Executive shall be permitted to acquire a stock interest in such a corporation provided such stock is publicly-traded and the stock so acquired is not more than five percent (5%) of the outstanding shares of such corporation.

          (b) Non-Solicitation. During the Non-Competition Period, Executive
              ----------------
will not, on his own behalf or on behalf of any other person or entity, without the express written consent of the Board or its designated officer, directly or indirectly (i) solicit any person or entity that is a customer of the Company or its affiliates, or has been a customer of the Company or its affiliates during the prior three (3) months, to purchase any products or services that the Company or its affiliates provide to the customer or (ii) solicit or attempt to solicit, induce or encourage any then-current talent, client, sponsor, business relation, service provider or representative of the Company or its affiliates to terminate or modify his, her or its employment or business relationship with the Company or its affiliates; provided that with respect to customers of the Company that are national or regional in scope, Executive shall be permitted to solicit those customers to the extent that such solicitation is unrelated to those customers' activities in the Restricted Territory.

          (c) No-Hire. During the Non-Competition Period, Executive will not, on
              -------
his own behalf or on behalf of any other person or entity, without the express written consent of the Board or its designated officer, directly or indirectly, hire, solicit, or encourage to leave the employ of the Company or its affiliates any person who is then an employee of the Company or its affiliates or who was an employee of the Company or its affiliates within three (3) months of the date of such hiring, soliciting, or encouragement to leave the Company or its affiliates.

          (d) Expiration and Non-Renewal. The Company shall have the option to
              --------------------------
require the Executive to comply with the restrictive covenant obligations set forth in Sections

7(a), (b) and (c) for a period of six (6) months (and twelve (12) months as to Section 7(c)) after the expiration of the Term of Employment, which option shall be exercisable by written notice to the Executive delivered thirty (30) days prior to the expiration of the Term of Employment. If the Company elects to exercise this option, the Company shall pay to the Executive severance pay at a gross annualized rate equal to his Annual Base Salary then in effect, in regular installments in accordance with the Company's customary payroll practices during the period commencing on the expiration of the Term of Employment and continuing for six (6) months thereafter.

          (e) Construction of this Section. In the event the terms of this
              -----------------------------
Section 7 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it will be interpreted to extend only over the maximum period of time for which it may be enforceable, and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action. Each provision, paragraph and subparagraph of this Section 7 is separable from every other provision, paragraph and subparagraph and constitutes a separate and distinct covenant.

       8. Nondisclosure of Proprietary Information.
          ----------------------------------------

          (a) Confidentiality.   Except as required in the faithful performance
              ----------------
of the Executive's duties hereunder or pursuant to subsection (c), the Executive shall, in perpetuity, maintain in confidence and shall not directly, indirectly or otherwise, use, disseminate, disclose or publish, or use for his benefit or the benefit of any person, firm, corporation or other entity any confidential or proprietary information or trade secrets of, or relating to, the Company, including, without limitation, information with respect to the Company's operations, processes, products, inventions, business practices, finances, principals, vendors, suppliers, customers, potential customers, marketing methods, costs, prices, contractual relationships, regulatory status, compensation paid to employees or other terms of employment, or deliver to any person, firm, corporation or other entity any document, record, notebook, computer program or similar repository of, or containing, any such confidential or proprietary information or trade secrets. The parties hereby stipulate and agree that the foregoing matters are important, material and affect the successful conduct of the businesses of the Company (and any successor or assignee of the Company).

          (b) Return of Materials.   Upon termination of the Executive's
              --------------------
employment with Company for any reason and upon the Company's request, the Executive will promptly deliver to the Company all correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents concerning the Company's customers, business plans, marketing strategies, products or processes and/or which contain proprietary information or trade secrets.

          (c) Response to Legal Process.   The Executive may respond to a
              -------------------------
lawful and valid subpoena or other legal process but shall give the Company the earliest possible notice thereof, and shall, as much in advance of the return date as possible, make available to the

Company and its counsel the documents and other information sought and shall assist such counsel in resisting or otherwise responding to such process.

     9.   Injunctive Relief.
          -----------------

          It is recognized and acknowledged by the Executive that a breach of the covenants contained in Sections 7 and 8 will cause irreparable damage to Company and its goodwill, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, the Executive agrees that in the event of a breach or threat of breach of any of the covenants contained in Sections 7 and 8, in addition to any other remedy which may be available at law or in equity, the Company will have the absolute right, without the requirement of posting of bond or other security, to injunctive or other equitable relief and the right to suspend any payments due to Executive under this Agreement. Sections 7 and 8 shall remain effective and shall survive any termination or expiration of this Agreement.

     10.  Binding on Successors.
          ---------------------

          This Agreement shall be binding upon and inure to the benefit of the Company, the Executive and their respective successors, assigns, personnel and legal representatives, executors, administrators, heirs, distributees, devisees, and legatees, as applicable.

     11.  Governing Law.
          -------------

          This Agreement shall be governed, construed, interpreted and enforced in accordance with the substantive laws of the State of New York.

     12.  Validity.
          --------

          The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     13.  Notices.
          --------

          Any notice, request, claim, demand, document and other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by telex, telecopy, or certified or registered mail, postage prepaid, as follows:

          (a)  If to the Company:

                    Beasley Mezzanine Holdings, LLC

                    3033 Riviera Drive, Suite 200
                    Naples, Florida 34103
                    Attn: B. Caroline Beasley
                    Fax:  (941) 263-8191

                    With a copy to:


                         Latham & Watkins
                         1001 Pennsylvania Avenue, NW, Suite 1300
                         Washington, DC 20004
                         Attn: Joseph D. Sullivan
                         Fax:  (202) 637-2201

          (b) If to the Executive, to him at the address set forth below under his signature; or at any other address as any party shall have specified by notice in writing to the other parties.

     14.  Counterparts.
          ------------

          This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

     15.  Entire Agreement.
          ----------------

          The terms of this Agreement are intended by the parties to be final expression of their agreement with respect to the employment of the Executive by the Company and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding to vary the terms of this Agreement.

     16.  Amendments; Waivers.
          -------------------

          This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by the Executive and the Chief Financial Officer or the Chief Executive Officer of the Company. By an instrument in writing similarly executed, the Executive or the Company may waive compliance by the other party or parties with any provision of this Agreement that such other party was or is obligated to comply with or perform, provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder preclude any other or further exercise of any other right, remedy, or power provided herein or by law or in equity.

     17.  No Inconsistent Actions.
          -----------------------

          The parties hereto shall not voluntarily undertake or fail to undertake any action or course of action inconsistent with the provisions or essential intent of this Agreement. Furthermore, it is the intent of the parties hereto to act in a fair and reasonable manner with respect to the interpretation and application of the provisions of this Agreement.

     18.  Arbitration.
          -----------

          Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators in Washington, D.C. in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of the provisions of Sections 7 or 8 of this Agreement and the Executive hereby consents that such restraining order or injunction may be granted without the necessity of the Company's posting any bond. The fees and expense of the arbitrator shall be borne equally by the Company and the Executive.

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                                       11

          IN WITNESS WHEREOF, the parties have executed this EXECUTIVE EMPLOYMENT AGREEMENT on the date and year first above written.

                              THE COMPANY
                              -----------


                              BEASLEY MEZZANINE HOLDINGS, LLC

                              By:  ______________________________
                                   Name:  B. Caroline Beasley
                                   Title: Secretary


                              THE EXECUTIVE
                              -------------

                                   ______________________________
                                   Name: Allen Shaw

                                   Address: _____________________
                                            _____________________

                                      S-1